                                                                     EXHIBIT 3.2


                            ROPER INDUSTRIES, INC.
                                    BY-LAWS

                  AMENDED AND RESTATED AS OF FEBRUARY 22, 2000


                                   ARTICLE I
                                   ---------

                            Stockholders' Meetings
                            ----------------------

     1.   Places of meetings.  All meetings of stockholders shall be held
          ------------------
at such place or places in or outside of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

     2.   Annual Meetings.  The annual meeting of the stockholders shall be
          ---------------
held on such date as the board of directors may determine and at the time and place as shall be decided by the board of directors and indicated in the notice of the meeting. The board of directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting, or as may be properly brought before the meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-laws.

     3.   Special Meetings.  A special meeting of stockholders may be
          ----------------
called at any time by order of the board of directors or the executive committee. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provide by Article VIII of these By-laws.

     4.   Meetings without notice.  Meetings of the stockholders may
          -----------------------
be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

     5.   Voting.  At all meetings of stockholders, each stockholder
          ------
entitled to vote on the record date as determined under Article V Section 3 of these By-laws or if not so determined as prescribed under the laws of Delaware shall be entitled to such number of votes for each share of stock standing on record in his name, as shall be determined in accordance with the provisions of
Article 4 of the certificate of incorporation or any amendment thereto.

     6.   Quorum and Action.  At any stockholders' meeting, a majority of the
          -----------------
number of shares of stock outstanding and entitled to vote thereat present in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the laws of Delaware. When a quorum is present at any meeting, a majority of the voting power present in person or by proxy and entitled to vote on any question shall decide any such question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the certificate of incorporation or these By-laws, in which case such express provision shall govern.

     7.   List of stockholders.  At least ten days before every meeting
          --------------------
a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

          8.   Advance Notice of Stockholder Nominees for Director and Other
               -------------------------------------------------------------
               Stockholder Proposals.
               ---------------------

               (a) The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 8.

               (b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors or (iii) brought before the annual meeting in the manner specified in this Section 8(b) by a stockholder of record entitled to vote at the annual meeting of shareholders on such matter. In addition to any other requirements under applicable law and the certificate of incorporation and By-laws of the corporation, persons nominated by stockholders for election as directors of the corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the secretary of the corporation at the principal executive office of the corporation not less than ninety (90) not more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety days (90) prior to such Other Meeting Date or (ii) the tenth day following the date such Other

          Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the corporation shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), each such person's signed consent to serve as a director of the corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (other than to nominate a director or directors) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder). As used herein, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934 (the "Exchange Act"). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

          Notwithstanding anything in this Section 8(b) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased board of directors is not publicly announced or disclosed by the corporation at lease one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased board of directors shall have been publicly announced or disclosed.

               (c) Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the Stockholder Notice required by
          Section 8(b) hereof shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

               (d) For purposes of this Section 8, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

               (e) In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving notice as provided in this Section 8. This Section 8 shall not apply to (i) shareholders proposals made pursuant to and in compliance with Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to the provisions of Article 4 of the certificate of incorporation relating to the rights of the holders of any class or series of stock of the corporation having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances.

               (f) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this
          Section 8 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and shall not be considered.

          9.   Conduct of Meetings.  The board of directors may adopt by
               -------------------
resolution such rules, regulations and procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations adopted by the board of directors, the chairman of each meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such chairman, are appropriate. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present;
(c) limitations on attendance at or
participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

          10.  Organization of Meetings.  Meetings of stockholders shall be
               ------------------------
presided over by the chairman of the board of directors, or in his or her absence by the president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or, in the absence of any such designation, by a chairman chosen at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as the secretary of the meeting, but in the absence of the secretary or assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                  ARTICLE II
                                  ----------

                              Board of Directors
                              ------------------

          1.   Number and qualification.  Subject to the rights of the
               ------------------------
holders of any series of preferred stock then outstanding, members of the board of directors shall be elected at each annual meeting of stockholders, in accordance with and subject to the provisions of the certificate of incorporation. Each director so elected shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The initial number of directors shall be such as may be determined by the incorporators unless the initial directors are named in the certificate of incorporation, and thereafter the number of directors shall be such as may be determined, subject to the rights of the holders of any series of preferred stock then outstanding, from time to time by the affirmative vote of the majority of the members of the board of directors, but in no event shall the number be less than the minimum authorized under the laws of Delaware. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article IV of these By-laws. Directors need not be stockholders. The initial board of directors shall be elected by the incorporators, unless such directors are named in the certificate of incorporation.

          2.   Powers.  The business and affairs of the corporation shall be
               ------
carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the certificate of incorporation or these By-laws.

          3.   Compensation.  The board of directors may from time to time by
               ------------
resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.

          4.   Meetings and quorum.  Meetings of the board of directors may be
               -------------------
held either in or outside of Delaware. A quorum shall be one-third the then authorized total number of directors, but not less than two directors unless a board of one director is authorized under the laws of Delaware in which event one director shall constitute a quorum. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the laws of Delaware.

          The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.

          Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least ten days before the meeting or by delivering the same to him personally or by telephone or telecopy at least two days before the meeting.

          Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of Delaware, the certificate of incorporation, the By-laws, or the board of directors.

          5.   Executive Committee.  The board of directors may by resolution
               -------------------
passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

          During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management or direction of the business and affairs of the corporation and under the By-laws to the extent authorized by resolution adopted by a majority of the entire board of directors, subject to such limitations as may be imposed by the laws of Delaware.

          The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

          6.   Other committees.  The board of directors may by resolution
               ----------------
provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.

          7.   Action without meetings.  Any action required or permitted to be
               -----------------------
taken at any meeting of the board of directors or any committee thereof may be taken without meeting to the extent and in the manner authorized by the laws of Delaware.

                                  ARTICLE III
                                  -----------

                                   Officers
                                   --------

          1.   Titles and election.  The officers of the corporation
               -------------------
shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders' meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal under these By-laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.

          The board of directors, in its discretion, may also at any time elect or appoint a chairman of the board of directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board, if not so prescribed or determined by the board, as the president or the then senior executive officer may prescribe or determine.

          The board of directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.

          2.   Duties.  Subject to such extension, limitations, and other
               ------
provisions as the board of directors or the By-laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

               (a) Chairman of the Board.  The chairman of the board, when
                   ---------------------
          present, shall preside at all meetings of the stockholders and of the board of directors and shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.

               (b) President.  Subject to the board of directors and the
                   ---------
          provisions of these By-laws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

               (c) Vice President.  The vice president or vice presidents shall
                   --------------
          perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

               (d) Secretary.  The secretary or in his absence an assistant
                   ---------
          secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

               (e) Treasurer.  The treasurer, subject to the order of the board
                   ---------
          of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.

               3. Delegation of authority.  The board of directors or the
                  -----------------------
executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

               4. Compensation.  The compensation of the Chairman of the
                  ------------
Board, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

                                  ARTICLE IV
                                  ----------

                     Resignations, Vacancies and Removals
                     ------------------------------------

               1. Resignations.  Any director or officer may resign at any time
                  ------------
 by giving written notice thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

               2. Vacancies.
                  ---------

                  (a) Directors.  When the office of any director becomes
                      ---------
               vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled, subject to the rights of the holders of any series of preferred stock then outstanding, by a majority vote of the directors then in office, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-laws. The directors may also reduce their authorized number by the number of vacancies in the board, in accordance with the provisions of the certificate of incorporation, provided such reduction does not reduce the board to less than the minimum authorized by the laws of Delaware.

                  (b) Officers.  The board of directors may at any time or from
                      --------
               time to time fill any vacancy among the officers of the corporation.

               3. Removals.
                  --------

                  (a) Directors.  Except as may otherwise be prohibited or
                      ---------
               restricted under the laws of Delaware, the stockholders may, at any meeting called for such purpose, remove any director from office, but only for cause, as such term is defined in, and subject to the provisions of, Article 8 of the certificate of incorporation.

                  (b) Officers.  Subject to the provisions of any validly
                      --------
               existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

                                   ARTICLE V
                                   ---------

                                 Capital Stock
                                 -------------

               1. Certificate of stock.  Every stockholder shall be entitled
                  --------------------
to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of Delaware.

               In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               2. Transfer of stock.  Shares of the capital stock of the
                  -----------------
corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

               The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

               3. Record dates.
                  ------------

                  (a) In order that the corporation may determine the
               stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.

                  (b) If no such record date is fixed by the board, the record date shall be that prescribed by the laws of Delaware.

                  (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          4. Lost certificates.  In case of loss or mutilation or
             -----------------
destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.

                                   ARTICLE VI
                                   ----------

                   Fiscal Year, Bank Deposits, Checks, etc.
                   ---------------------------------------

               1. Fiscal Year. The fiscal year of the corporation shall commence
                  -----------
or end at such time as the board of directors may designate.

               2. Bank deposits, checks etc.  The funds of the corporation
                  -------------------------
shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.

               All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by any officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

                                  ARTICLE VII
                                  -----------

                              Books and Records
                              -----------------

               1. Place of keeping books.  Unless otherwise expressly
                  ----------------------
required by the laws of Delaware, the books and records of the corporation may be kept outside of Delaware.

               2. Examination of books.  Except as may otherwise be provided
                  --------------------
by the laws of Delaware, the certificate of incorporation or these By-laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

                                 ARTICLE VIII
                                 ------------

                                    Notices
                                    -------

               1. Requirements of notice.  Whenever notice is required to be
                  ----------------------
given by statute, the certificate of incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute, postpaid and addressee to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

               2. Waivers.  Any stockholder, director or officer may, in
                  -------
writing or by telegram or cable, at any time waive any notice or other formality required by statute, the certificate of incorporation or these By-laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the certificate of incorporation or these By-laws.

                                   ARTICLE IX
                                   ----------

                                     Seal
                                     ----

               The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed "Corporate Seal, Delaware".

                                   ARTICLE X
                                   ---------

                              Powers of Attorney
                              ------------------

               The board of directors or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

               In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders' meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

                                   ARTICLE XI
                                   ----------

                   Indemnification of Directors and Officers
                   -----------------------------------------

               1. Definitions.  As used in this article, the term "person"
                  -----------
means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.

               2. Indemnification granted.  The corporation shall indemnify,
                  -----------------------
to the full extent and under the circumstances permitted by the Delaware General Corporation Law in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was an employee or agent of the corporation, or is or was serving at the specific request of the corporation as a director, officer, employee or agent of another company or other enterprise in which the corporation should own, directly or indirectly, an equity interest or of which it may be a creditor.

               This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

               3. Miscellaneous.  The board of directors may also on behalf
                  -------------
of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

                                  ARTICLE XII
                                  -----------

                                  Amendments
                                  ----------

               These By-laws may be amended or repealed either:

                  (a) at any meeting of stockholders at which a quorum is
               present by vote of at least sixty-six and two-thirds percent (66-2/3%) of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article I Sections 5 and 6 of these By-laws, or

                  (b) at any meeting of the board of directors by a majority vote of the directors then in office;

               provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.



_____________________________
Shanler D. Cronk, Secretary